                                                                   EXHIBIT 10.16


                            STOCKHOLDERS' AGREEMENT

                                    BETWEEN

                       LODGENET ENTERTAINMENT CORPORATION

                                      AND

                       TCI SATELLITE ENTERTAINMENT, INC.

                          Dated as of October 21, 1996
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                                                                  EXECUTION COPY

                            STOCKHOLDERS' AGREEMENT
                            -----------------------


          This STOCKHOLDERS' AGREEMENT (this "Agreement") is entered into as of October 21, 1996, by and between ResNet Communications, Inc., a Delaware corporation ("ResNet"), LodgeNet Entertainment Corporation, a Delaware corporation ("LodgeNet"), and TCI Satellite Entertainment, Inc., a Delaware corporation ("TCI-Satellite") (each of TCI-Satellite and LodgeNet being referred to herein individually as a "Stockholder" and together as the "Stockholders").

                                    RECITALS
                                    --------

          A. Prior to the date hereof, LodgeNet owns all of the issued and outstanding common stock of ResNet.

          B. Simultaneously with the execution of this Agreement, TCI-Satellite is entering into a Subscription Agreement (the "Subscription Agreement") to subscribe for and acquire 52,520 shares of the common stock of ResNet, which shares represent, immediately after such issuance, 4.99% of the issued and outstanding common stock of ResNet (the "Initial Stock").

          C. Simultaneously with the execution of this Agreement, TCI-Satellite and ResNet are entering into a Subordinated Convertible Term Loan Agreement (the "Loan Agreement") pursuant to which TCI-Satellite has agreed to lend to ResNet the principal amount of $34,603,947, the loans under which are convertible under certain circumstances into shares of the common stock of ResNet (the "Conversion Stock"), that when combined with the Initial Stock will give TCI-Satellite the right to acquire shares of common stock of ResNet representing immediately after issuance of all such shares, a total of 36.99% of the issued and outstanding common stock of ResNet on a fully diluted basis. Under the terms of the Loan Agreement, if TCI-Satellite is unable to convert the loans in full into the Conversion Stock due to the Regulatory Restrictions, on the maturity date under the Loan Agreement ResNet has agreed to issue to TCI-Satellite a warrant to acquire the unconverted portion of the Conversion Stock (the "Conversion Warrant").

          D. Simultaneously with the execution of this Agreement, TCI-Satellite and ResNet are entering into an Option Agreement (the "Option Agreement") pursuant to which ResNet is granting to TCI-Satellite an option (the "Option") to acquire additional shares of common stock of ResNet (the "Option Stock") that when combined with the Initial Stock and the Conversion Stock will give TCI-Satellite the right to acquire shares of common stock of ResNet representing, immediately after issuance of all such shares, a total of 50% of the issued and outstanding common stock of ResNet on a fully diluted basis. If TCI-Satellite has not exercised its option in full to acquire the Option Stock upon issuance by ResNet to TCI-Satellite of the Conversion Warrant, then ResNet will issue to TCI-Satellite, simultaneously with issuance of the Conversion Warrant, a warrant to acquire the unexercised portion of the Option Stock (the "Option Warrant").
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          E.  ResNet and the Stockholders desire to restrict the transfer of shares of common stock of ResNet, to provide anti-dilution protection for the Stockholders' respective ownership positions in ResNet, and to provide for certain other matters.

                                   AGREEMENT
                                   ---------

          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ResNet and the Stockholders hereby agree as follows:

1.  Definitions.
    -----------

    For purposes of this Agreement, the following terms shall have the following meanings:

    "Affiliate" of any Person at any time shall mean any other Person
    ---------
directly or indirectly controlling, controlled by or under common control with such Person at such time; with "control" for such purposes meaning the ownership of securities representing at least 75% of the economic interests in and 75% of the voting power of a Person.

    "Agreement" shall mean this Stockholders' Agreement, including any
    ---------
exhibits and attachments hereto, as amended from time to time.

    "Appraised Purchase Price" shall have the meaning specified in Section
    ------------------------
3(a)(iii).

    "Below Appraised Value Offer" shall have the meaning specified in
    ---------------------------
Section 3(b).

    "Buying Stockholder" shall have the meaning specified in Section 3(a).
    ------------------

    "Conversion Stock" shall have the meaning specified in Recital C.
    ----------------

    "Conversion Warrant" shall have the meaning specified in Recital C.
    ------------------

    "Definitive Purchase Notice" shall have the meaning specified in
    --------------------------
Section 3(a)(iv).

    "Definitive Purchase Notice Date" shall have the meaning specified in
    -------------------------------
Section 3(a)(iv).

    "Definitive Sale Notice" shall have the meaning specified in Section
    ----------------------
3(a)(iv).

    "Definitive Sale Notice Date" shall have the meaning specified in
    ---------------------------
Section 3(a)(iv).

    "Final ResNet Fair Market Value" shall have the meaning specified in
    ------------------------------
Section 3(a)(ii).

    "Governmental Authority" shall mean any federal, state, municipal or local
    -----------------------
governmental authority or political subdivision thereof.

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          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended, and the rules and regulations thereunder, as in effect from time to time.

          "Initial Stock" shall have the meaning specified in Recital B.
           -------------

          "Legal Requirement" shall mean the requirements of any law, ordinance,
           -----------------
statute, rule, regulation, code, order, judgment, decree, injunction, franchise, determination, approval, permit, license, authorization or other requirement of any Governmental Authority.

          "Loan Agreement" shall have the meaning specified in Recital C.
           --------------

          "LodgeNet" shall have the meaning specified in the Preamble.
           --------

          "Negotiated Purchase Price" shall have the meaning specified in
           -------------------------
Section 3(a)(i).

          "Negotiation Period" shall have the meaning specified in Section
           ------------------
3(a)(i).

          "Notice Date" shall have the meaning specified in Section 3(a).
           -----------

          "Option" shall have the meaning specified in Recital D.
           ------

          "Option Agreement" shall have the meaning specified in Recital D.
           ----------------

          "Option Stock" shall have the meaning specified in Recital D.
           ------------

          "Option Warrant" shall have the meaning specified in Recital D.
           --------------

          "Person" shall mean and include an individual, a corporation, a
           ------
partnership (general, limited or limited liability), a joint venture, a limited liability company, an association, a trust or any other organization or entity, including a Governmental Authority.

          "Preliminary ResNet Fair Market Value" shall have the meaning
           ------------------------------------
specified in Section 3(a)(ii).

          "Prohibited Transferees" shall mean Comsat Corporation, Ascent
           ----------------------
Entertainment Group, Inc., On Command Corporation, MagiNet Corporation, IPC of Singapore, and their respective successors, assigns, or affiliates.

          "Proprietary Information" shall have the meaning specified in Section
           -----------------------
12.

          "Reconciliation Stock" shall mean 152,750 shares of common stock of
           --------------------
ResNet to be issued to TCI-Satellite under the Loan Agreement or the Conversion Warrant upon issuance of the Option Stock to TCI-Satellite, as such number of shares may be adjusted pursuant to the Loan Agreement or the Conversion Warrant.

          "Regulatory Restrictions" shall mean any restriction or limitation on
           -----------------------
the ability of TCI-Satellite to acquire all or any portion of the Conversion Stock, Reconciliation Stock, or Option Stock because such acquisition would cause ResNet or TCI-Satellite to violate any Legal Requirement, including, without limitation, 47 U.S.C. (S) 533(a)(2) or any regulations of the FCC promulgated thereunder if any SMATV service offered by ResNet continued to be offered after such acquisition separate and apart from any applicable franchised cable service.

          "ResNet" shall have the meaning specified in the Preamble.
           ------

          "Right of First Negotiation" shall have the meaning specified in
           --------------------------
Section 3(a).

          "Right of First Negotiation Closing Date" shall have the meaning
           ---------------------------------------
specified in Section 3(a)(vii).

          "Right of First Refusal" shall have the meaning specified in Section
           ----------------------
3(b).

          "Right of First Refusal Closing Date" shall have the meaning specified
           -----------------------------------
in Section 3(b)(ii).

          "Right of First Refusal Period" shall have the meaning specified in
           -----------------------------
Section 3(b)(i).

          "Right of First Refusal Purchase Price" shall have the meaning
           -------------------------------------
specified in Section 3(b).

          "Selling Stockholder" shall have the meaning specified in Section
           -------------------
3(a).

          "SMATV" shall mean satellite master antenna television.
           -----

          "Stock" shall mean any and all shares of the common stock of ResNet.
           -----

          "Stockholder" and "Stockholders" shall have the meaning specified in
           -----------       ------------
the Preamble.

          "Subscription Agreement" shall have the meaning specified in
           ----------------------
Recital B.

          "TCI-Satellite" shall have the meaning specified in the Preamble.
           -------------

          "Transaction Documents" shall have the meaning specified in Section
           ---------------------
15(j).

2.         Restrictions on Transfer of Stock.
           ---------------------------------

          (a) Neither Stockholder shall sell, assign, encumber, pledge, distribute, or otherwise transfer any shares of Stock or any interest in any shares of Stock, in whole or in part, unless (i) such transfer is made to an Affiliate of such Stockholder, (ii) the Stockholder first obtains the written consent of the other Stockholder to such transfer, or (iii) the Stockholder first follows the right of first negotiation and right of first refusal procedures set forth in Section 3; provided, however, that in no event may TCI-Satellite assign any interest in any shares of Stock to any of the Prohibited

Transferees without the prior written consent of LodgeNet, which consent may be withheld in its sole and absolute discretion.

          (b) Notwithstanding any transfer of Stock in accordance with the terms of this Agreement, including any successive transfers of such Stock, such Stock shall nevertheless remain subject to the terms of this Agreement, and the transferee (including any successive transferees) shall become a signatory to this Agreement acknowledging acceptance of this Agreement and agreeing to abide by its terms and conditions. Any attempted transfer of Stock in violation of this Agreement shall be null and void.

3.        Right of First Negotiation; Right of First Refusal.
          --------------------------------------------------

          (a) Except with respect to transfers permitted under Section 2(a)(i) or (ii), if, during the term of this Agreement, a Stockholder desires to sell, assign or otherwise transfer all of such Stockholder's Stock (which shall include for all purposes of this Agreement, in the case of TCI-Satellite, the right to acquire any Conversion Stock, any Reconciliation Stock, and any Option Stock and any right, title, and interest in the Conversion Warrant or the Option Warrant if such warrants, or either of them, are issued unless the rights of TCI-Satellite to acquire any Option Stock under the Option Agreement or Option Warrant have expired by their terms in which event the right to acquire any Reconciliation Stock and any Option Stock and any right, title, and interest in the Option Warrant shall not be included), such Stockholder (the "Selling Stockholder") first shall deliver a notice to the other Stockholder (the "Buying Stockholder") offering to sell all of the Selling Stockholder's Stock to the Buying Stockholder (the date of such notice being the "Notice Date") in accordance with the following procedures of this Section 3(a) (the "Right of First Negotiation").

              (i) The Selling Stockholder and the Buying Stockholder will negotiate in good faith for a period of 30 days after the Notice Date (the "Negotiation Period") regarding the purchase price to be paid for the Selling Stockholder's Stock (the "Negotiated Purchase Price"). If the Selling Stockholder and the Buying Stockholder agree on the Negotiated Purchase Price, the closing with respect to the purchase and sale of the Selling Stockholder's Stock shall occur in accordance with the provisions of Section 3(a)(vii).

              (ii) If the Selling Stockholder and the Buying Stockholder are unable to agree on the Negotiated Purchase Price during the Negotiation Period, within ten days after the end of the Negotiation Period the Selling Stockholder and the Buying Stockholder each shall select a nationally recognized investment banker who shall determine, within 45 days after the end of the Negotiation Period, the net fair market value of ResNet on a going concern basis, as of the Notice Date, taking into account all indebtedness of ResNet (including any guarantees of indebtedness for borrowed money) and the current assets and current liabilities of ResNet, based upon a transaction negotiated on an arms'- length basis between a willing buyer and willing seller, with neither having any compulsion to buy or sell and with each party having full knowledge of all of the facts and circumstances of ResNet's business and properties (the "Preliminary ResNet Fair Market Value"). If the Preliminary ResNet Fair Market Value determinations of the two investment bankers vary by more than 10%, within ten days after such determinations of the Preliminary ResNet Fair Market Value, such investment bankers shall select a third nationally recognized investment banker who shall make an independent determination of the Preliminary ResNet Fair Market Value within 30 days after being selected. The final determination of the net fair market value of ResNet (the "Final ResNet Fair Market Value") will be the average of the Preliminary ResNet Fair Market Value determination of such third investment banker and the Preliminary ResNet Fair Market Value determination of the one of the first two investment bankers that is closest to the Preliminary ResNet Fair Market Value determination of such third investment banker.

              (iii) The purchase price for the Selling Stockholder's Stock (the "Appraised Purchase Price") shall be determined by the two investment bankers whose valuations determined the Final ResNet Fair Market Value by multiplying
(A) the sum of (1) the Final ResNet Fair Market Value, and (2) the Option Stock Purchase Price (as defined below), by (B) a fraction the numerator of which is the number of shares of Stock held by the Selling Stockholder and the denominator of which is the total number of shares of issued and outstanding common stock of ResNet (including the number of shares of Option Stock to be issued to TCI-Satellite pursuant to exercise of the Option and assuming prior issuance of the maximum number of shares of Conversion Stock and Reconciliation Stock), and adjusting the resulting product as such investment bankers determine to be appropriate to reflect any control premium or discount for lack of marketability associated with the Selling Stockholder's Stock; provided, however, that if such investment bankers do not agree on the appropriate amount of any control premium or discount for lack of marketability associated with the Selling Stockholder's Stock, then any such premium or discount shall be determined by averaging the determinations of such investment bankers, and provided further that if TCI-Satellite is the Selling Stockholder and the Selling Stockholder's Stock includes any Option Stock with respect to which TCI-Satellite has not yet exercised the Option and paid the purchase price for such Option Stock, then the Appraised Purchase Price for TCI-Satellite's Stock shall be reduced by the portion of the Appraised Purchase Price attributable to such Option Stock (the "Option Stock Purchase Price") determined by multiplying (C) the sum of (1) the Final ResNet Fair Market Value and (2) the Option Stock Purchase Price by (D) a fraction the numerator of which is the number of shares of Option Stock with respect to which TCI-Satellite has not exercised the Option and paid the purchase price and the denominator of which is the total number of shares of issued and outstanding common stock of ResNet (including all Option Stock and assuming prior issuance of the maximum number of shares of Conversion Stock and Reconciliation Stock). Notwithstanding the preceding provisions of this Section 3(a)(iii), (E) if LodgeNet is the Selling Stockholder and if TCI-Satellite is not prevented by the Regulatory Restrictions from exercising the Option to acquire the Option Stock but TCI-Satellite has not exercised the Option and paid the purchase price for the Option Stock as of the date on which the Appraised Purchase Price is determined, or (F) whether LodgeNet or TCI-Satellite is the Selling Stockholder, if the rights of TCI-Satellite to acquire any Option Stock under the Option Agreement or Option Warrant have expired by their terms without issuance of the Option Stock to TCI-Satellite, then in the case of either (E) or (F) the Reconciliation Stock, the Option Stock, and the Option Stock Purchase Price shall be excluded from the calculation contained in the preceding provisions of this Section 3(a)(iii) for all purposes.

              (iv) Within 15 business days after the determination of the Appraised Purchase Price for the Selling Stockholders' Stock, the Selling Stockholder will notify the Buying Stockholder if the Selling Stockholder desires to sell all of its Stock for the Appraised Purchase Price (the "Definitive Sale Notice," the date of which being the "Definitive Sale Notice Date"), and if the Selling Stockholder delivers a Definitive Sale Notice to the Buying Stockholder, then the Buying Stockholder will notify the Selling Stockholder if the Buying Stockholder desires to purchase all of the Selling Stockholders' Stock for the Appraised Purchase Price within 15 business days after the Definitive Sale Notice Date (the "Definitive Purchase Notice," the date of which being the "Definitive Purchase Notice Date").

              (v) If the Selling Stockholder delivers a Definitive Sale Notice to the Buying Stockholder but the Buying Stockholder does not deliver a Definitive Purchase Notice to the Selling Stockholder within the time periods set forth in Section 3(a)(iv), then the Selling Stockholder will be free for a period of one year after the Definitive Sale Notice Date to sell the Selling Stockholder's Stock for a purchase price equal to or greater than the Appraised Purchase Price, and the Buying Stockholder shall have no Right of First Refusal with respect to any such sale of the Selling Stockholder's Stock.

              (vi) If the Selling Stockholder delivers a Definitive Sale Notice to the Buying Stockholder and the Buying Stockholder delivers a Definitive Purchase Notice to the Selling Stockholder within the time periods set forth in
Section 3(a)(iv), then the closing with respect to the purchase and sale of the Selling Stockholder's Stock shall occur in accordance with the provisions of
Section 3(a)(vii). If the Buying Stockholder delivers a Definitive Purchase Notice but fails to purchase such Stock in accordance with the provisions of
Section 3(a)(vii), the Selling Stockholder will then be free for a period of two years after the Definitive Sale Notice Date to sell such Stock for a purchase price equal to or greater than the Appraised Purchase Price, and the Buying Stockholder shall have no Right of First Refusal with respect to any such sale of the Selling Stockholder's Stock.

              (vii) The closing for any purchase and sale of Stock pursuant to the Right of First Negotiation shall be held on the date selected by the Buying Stockholder no later than 120 days after the determination of the Negotiated Purchase Price or the Definitive Purchase Notice Date, as applicable, or on a later date as mutually agreed by the Buying Stockholder and the Selling Stockholder (the "Right of First Negotiation Closing Date"). Notwithstanding any other provision of this Section 3(a)(vii), the Right of First Negotiation Closing Date shall not occur before all necessary approvals of any Governmental Authority have been obtained, including without limitation compliance with the HSR Act, if applicable. If any such approvals cannot be obtained within the otherwise applicable time period for closing, the closing shall occur as soon as practicable after all such approvals are obtained. Failure by either party to close within the applicable period stated herein (unless such failure is caused by the inability of such person, after diligent effort, to obtain any necessary approvals from any Governmental Authority) shall constitute a default entitling the non-defaulting party to such remedies as are contained in this Agreement or as may be provided under applicable law. On the Right of First Negotiation Closing Date, the Buying Stockholder shall pay the Negotiated Purchase Price or the Appraised Purchase Price, as applicable, as follows: (A) 10% in cash by wire transfer of immediately available funds to an account designated by the Selling Stockholder, and (B) 90% by delivery of the Buying Stockholder's promissory note bearing interest at the prime rate charged by The Bank of New York from time to time, compounded quarterly, with all principal and accrued interest being due and payable on the date that is 18 months after the Right of First Negotiation Closing Date, which note shall be prepayable without penalty and shall be secured by a first priority security interest in the Selling Stockholder's Stock.

              (viii) If a determination of the Appraised Purchase Price is made under Section 3(a)(iii), then the Selling Stockholder shall pay the fees and expenses of the investment banker selected by it, the Buying Stockholder shall pay the fees and expenses of the investment banker selected by it, and the Selling Stockholder and the Buying Stockholder each shall pay one-half of the fees and expenses of any third investment banker selected by the first two investment bankers; provided, however, that if the Selling Stockholder elects not to sell its Stock after the determination of the Appraised Purchase Price, the Selling Stockholder shall pay all fees and expenses of both or all three of the investment bankers, as applicable, and the Selling Stockholder shall have no other obligation or liability with respect to its decision not to sell its Stock.

          (b) If the Buying Stockholder fails to deliver a Definitive Purchase Notice under Section 3(a)(iv) and the Selling Stockholder desires to sell its Stock to a third party pursuant to a bona fide written offer by such third party to purchase such Stock for a purchase price that is less than the Appraised Purchase Price (the "Below Appraised Value Offer"), then the Stock of the Selling Stockholder shall be offered or deemed offered for sale to the Buying Stockholder at the price (the "Right of First Refusal Purchase Price") and on the terms stated in such bona fide written offer in accordance with the following procedures of this Section 3(b) (the "Right of First Refusal").

              (i) If the Selling Stockholder receives a Below Appraised Value Offer that the Selling Stockholder desires to accept, the Selling Stockholder shall deliver a copy of such written offer to the Buying Stockholder. The Buying Stockholder shall have 10 business days from the date of receipt of such copy (the "Right of First Refusal Period") in which to exercise its Right of First Refusal to acquire the Selling Stockholder's Stock by giving written notice of such exercise to the Selling Stockholder. If the Buying Stockholder fails to give the Selling Stockholder written notice of exercise within the Right of First Refusal Period, the Selling Stockholder will be free to sell the Stock covered by the Below Appraised Value Offer for a period of one year after the end of the Right of First Refusal Period, but only at a price equal to or greater than and on terms not materially more favorable to the buyer than those contained in the Below Appraised Value Offer. If the Below Appraised Value Offer contains terms or provides for consideration which by reason of the unique nature of such terms or consideration cannot be met by the Buying Stockholder, then the Stock may be transferred pursuant to such offer only upon the written consent of the Buying Stockholder. If the Buying Stockholder timely exercises its Right of First Refusal to purchase the Stock of the Selling Stockholder, the Buying Stockholder must purchase such Stock in accordance with the provisions of
Section 3(b)(ii). If the Buying Stockholder exercises the Right of First Refusal but fails to purchase such Stock in accordance with the provisions of Section 3(b)(ii), the Selling Stockholder may then sell such Stock on terms substantially similar to the Below Appraised Value Offer for a period of two years after the end of the Right of First Refusal Period.

              (ii) The closing for any purchase and sale of Stock pursuant to an exercise of the Right of First Refusal shall be held on the date selected by the Buying Stockholder no later than 30 days after the end of the Right of First Refusal Period, or on a later date as mutually agreed by the Buying Stockholder and the Selling Stockholder (the "Right of First Refusal Closing Date"). Notwithstanding any other provision of this Section 3(b)(ii), the Right of First Refusal Closing Date shall not occur before all necessary approvals of any Governmental Authority have been obtained, including without limitation compliance with the HSR Act, if applicable. If any such approvals cannot be obtained within the otherwise applicable time period for closing, the closing shall occur as soon as practicable after all such approvals are obtained. Failure by either party to close within the applicable period stated herein (unless such failure is caused by the inability of such person, after diligent effort, to obtain any necessary approvals from any Governmental Authority) shall constitute a default entitling the non-defaulting party to such remedies as are contained in this Agreement or as may be provided under applicable law. On the Right of First Refusal Closing Date, the Buying Stockholder shall pay the Right of First Refusal Purchase Price as follows: (A) 10% in cash by wire transfer of immediately available funds to an account designated by the Selling Stockholder, and (B) 90% by delivery of the Buying Stockholder's promissory note bearing interest at the prime rate charged by The Bank of New York from time to time, compounded quarterly, with all principal and accrued interest being due and payable on the date that is six months after the Right of First Refusal Closing Date, which note shall be prepayable without penalty and shall be secured by a first priority security interest in the Selling Stockholder's Stock.

4.  Preemptive Rights.  If ResNet issues any additional shares of its capital
    -----------------
stock (including by sale of treasury stock), each Stockholder shall have the preemptive and preferential right, in proportion to its percentage ownership of the capital stock of ResNet immediately prior to such issuance, to purchase and subscribe for additional shares of the capital stock of ResNet, upon the same terms and conditions as any such new issuance of capital stock of ResNet, such that each Stockholder will have immediately after such stock issuance, the same percentage ownership of the capital stock of ResNet as such Stockholder had immediately prior to such stock issuance; provided, however, that LodgeNet shall have no preemptive rights with respect to the Initial Stock or any Conversion Stock, Reconciliation Stock, or Option Stock to be issued to TCI-Satellite and provided further that for purposes of determining percentage ownership of each of the Stockholders in the capital stock of ResNet, all of the Initial Stock and the Conversion Stock shall be deemed to be owned by TCI-Satellite and all of the Reconciliation Stock and Option Stock shall be deemed to be owned by TCI-Satellite if it has been issued and, if or to the extent that it has not been issued, all of the Reconciliation Stock and Option Stock shall be deemed to be owned by TCI-Satellite until such time as the Option Agreement and the Option Warrant shall have terminated without issuance of the Option Stock. If TCI-Satellite is prevented from exercising its preemptive rights to acquire additional shares of capital stock of ResNet due to the Regulatory Restrictions, upon payment of the purchase price for such shares ResNet shall issue such shares into an escrow or voting trust that, in the opinion of regulatory counsel reasonably acceptable to ResNet, would not violate the Regulatory Restrictions, or upon TCI-Satellite loaning the amount of the purchase price for such shares to ResNet on a non-recourse basis ResNet shall issue a warrant to acquire such shares, in form and substance reasonably satisfactory to ResNet and TCI-Satellite, to TCI-Satellite, at the option of TCI-Satellite. If any issuance of capital stock of ResNet is on varying terms, the preemptive rights of the Stockholders hereunder shall be at the most favorable price and on the most favorable terms applicable to any purchaser of any such additional shares of capital stock of ResNet. If the consideration paid by a purchaser is not cash or cash equivalents, then the price paid by such purchaser will be deemed to be the fair market value of such consideration. The Stockholders' preemptive right to acquire additional shares of capital stock of ResNet shall extend, without limitation, to shares issued pursuant to any options, warrants, debentures, or debt convertible into common stock of ResNet (which in the case of debt or debentures coupled with warrants will be considered as a unit for purposes of exercise of any preemptive rights), to shares issued for property or services, and to shares issued pursuant to any stock option, bonus, or other incentive plan for the benefit of any of the directors, officers, or employees of ResNet.

5.        Stockholder Rights.
          ------------------

          (a) ResNet shall cause to be delivered to each Stockholder the financial statements listed below, prepared, in each case, in accordance with generally accepted accounting principles consistently applied with prior periods, and such other reports as any Stockholder may reasonably request from time to time. Such financial statements shall be accompanied by an analysis, in reasonable detail, of the variance between the financial condition and results of operations reported therein and the corresponding amounts for the applicable
period or periods in the annual budget for ResNet.   The monthly and quarterly
financial statements referred to in (ii) and (iii) below may be subject to normal year-end audit adjustments.

              (i) As soon as practicable following the end of each fiscal year (and in any event not later than 90 days after the end of such fiscal year), an audited balance sheet of ResNet as of the end of such fiscal year and the related statements of operations, stockholders' equity, and cash flows for such fiscal year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be certified by certified public accountants selected by ResNet, and in each case setting forth in comparative form the corresponding figures for the immediately preceding fiscal year (in the case of each balance sheet following the end of the second fiscal year of ResNet) and the two immediately preceding fiscal years (in the case of each statement of operations following the end of the third fiscal year of ResNet).

              (ii) As soon as practicable following the end of each fiscal quarter (and in any event not later than 45 days after the end of such fiscal quarter), a balance sheet of ResNet as of the end of such fiscal quarter and the related statements of operations, stockholders' equity, and cash flows for such fiscal quarter and for the fiscal year to date, in each case setting forth in comparative form the corresponding figures for the prior year's fiscal quarter and interim period corresponding to the fiscal quarter and interim period just completed.

              (iii) As soon as practicable following the end of each calendar month (and in any event not later than 30 days after the end of such calendar month), statements of operations for the interim period through such month and the monthly period then ended.

          (b) Any Stockholder shall have the right, from time to time but no more often than once each calendar month, to request a special meeting of the Stockholders by means of a written notice, together with a proposed agenda, which notice must be given no less than 10 days prior to the date of such special meeting. Except in the case of an emergency, no meeting of the Stockholders may be called without the required advance notice and the proposed agenda. Any Stockholders may participate in any such meeting by means of telephonic or other communications equipment pursuant to which all Stockholders can hear one another.

6.        Representations and Warranties of TCI-Satellite.
          -----------------------------------------------

          TCI-Satellite represents and warrants to LodgeNet and ResNet that:

          (a) It (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has all corporate powers required to carry on its business as conducted on the date hereof with such exceptions as would not materially and adversely affect its ability to perform its obligations under this Agreement.

          (b) The execution, delivery and performance by it of this Agreement are within its corporate powers and have been duly authorized by all necessary corporate action on its part.

          (c) This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

7.        Representations and Warranties of LodgeNet.
          ------------------------------------------

          LodgeNet represents and warrants to TCI-Satellite and ResNet that:

          (a) It (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has all corporate powers required to carry on its business as conducted on the date hereof with such exceptions as would not materially and adversely affect its ability to perform its obligations under this Agreement.

          (b) The execution, delivery, and performance by it of this Agreement are within its corporate powers and have been duly authorized by all necessary corporate action on its part.

          (c) This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

8.        Representations and Warranties of ResNet.
          ----------------------------------------

          ResNet represents and warrants to TCI-Satellite and LodgeNet that:

          (a) It (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has all corporate powers required to carry on its business as conducted on the date hereof with such exceptions as would not materially and adversely affect its ability to perform its obligations under this Agreement.

          (b) The execution, delivery, and performance by it of this Agreement are within its corporate powers and have been duly authorized by all necessary corporate action on its part.

          (c) This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

9.        Further Assurances. From time to time during the term of this
          ------------------
Agreement and without further consideration, the Stockholders will execute and deliver, or arrange for the execution and delivery of, such other documents and take or arrange for such other actions as may reasonably be requested to complete more effectively the agreements contemplated by this Agreement.

10.      Termination of Agreement. This Agreement shall terminate upon the first
          ------------------------
to occur of the following events:

          (a) merger or consolidation of ResNet, but only if ResNet is not the surviving corporation as a result of such merger or consolidation or the Stockholders do not hold a majority of the voting securities of the surviving corporation as a result of such merger or consolidation;

          (b) the date on which the Stock is publicly traded; or

          (c) the unanimous written consent of the Stockholders.

11.       Media Releases.  Except for any announcement intended solely for the
          --------------
internal distribution of TCI-Satellite, LodgeNet, or ResNet, or any disclosure required by legal, accounting, or regulatory requirements (as to which the limitations of Section 12(ii) below shall apply), all media releases

(including but not limited to promotional or marketing material) by TCI-Satellite, LodgeNet, or ResNet, or the respective employees or agents of any of them, which identify TCI-Satellite, LodgeNet, or ResNet in the context of the Transaction Documents shall be coordinated with and approved in writing by TCI-Satellite, LodgeNet, and ResNet prior to the release thereof. Such approvals shall not be unreasonably withheld or delayed. ResNet and TCI-Satellite may state, without prior approval, in their promotional and advertising material that the equipment being sold pursuant to the Equipment Sale Agreement and that the distribution of programming services being provided pursuant to the Signal Availability Agreement included in the Transaction Documents are being provided to ResNet by TCI-Satellite.

12.       Confidentiality.  ResNet and each Stockholder agree that all terms and
          ---------------
conditions of this Agreement and all Proprietary Information (as defined herein) furnished to ResNet by a Stockholder or to a Stockholder by the other Stockholder or by ResNet shall be: (a) held in trust and confidence for the disclosing Person; (b) used only in performance of the Transaction Documents;
(c) not copied (unless required for performance of the Transaction Documents) without permission of the disclosing Person; and (d) not disclosed to anyone other than Persons (including shareholders, directors, officers, employees or agents of a Stockholder or of any Person affiliated with a Stockholder) who have agreed to hold the Proprietary Information in trust and confidence in accordance with the terms of this Section 12 and who have need to use such Proprietary Information for the purposes of the Transaction Documents. "Proprietary Information" means any ideas, plans or information, including, without limitation, information of a technological or business nature (including, without limitation, all trade secrets, technology, intellectual property, data, summaries, reports, or mailing lists, whether written or oral and, if written, however produced or reproduced) which is received by the receiving Person or otherwise disclosed to the receiving Person from or by the disclosing Person, that is marked as confidential or proprietary or bears a marking of like import, or that the disclosing Person states is to be considered proprietary or confidential, or that would logically be considered proprietary or confidential under the circumstances of its disclosure. Information will not be deemed to be Proprietary Information and the receiving Person shall have no obligation with respect thereto, to the extent such information (i) is approved by prior written authorization of the disclosing Person for release by the receiving Person; (ii) is disclosed in order to comply with a judicial order issued by a court of competent jurisdiction or with government laws or regulations, in which event the receiving Person shall give prior written notice to the disclosing Person of such disclosure as soon as practicable and shall cooperate with the disclosing Person in using all reasonable efforts to obtain an appropriate protective order or equivalent, provided, that the information shall continue to be Proprietary Information to the extent it is covered by such protective order or equivalent;
(iii) becomes generally available to the public through any means other than a breach by the receiving Person of its obligations under this Agreement; (iv) was in the possession of the receiving Person without obligation of confidentiality prior to receipt or disclosure as Proprietary Information as evidenced by written records made prior to such receipt or disclosure; or (v) is developed independently by the receiving Person (verified by written records maintained in the ordinary course of business) without use of or benefit from the Proprietary Information. Notwithstanding the foregoing, any information furnished to a Stockholder by the other Stockholder or by ResNet prior to the date of this Agreement that was covered by and subject to the terms of the Confidentiality

Agreement dated March, 1996, shall remain subject to the terms thereof. The restrictions contained in this Section 12 shall continue in full force and effect and shall survive any termination of this Agreement or the sale by any Stockholder of its Stock in ResNet for a period of two years.

13.       Agreement Regarding Restructuring.
          ---------------------------------

          (a) ResNet and the Stockholders acknowledge and agree that, notwithstanding the fact that the Initial Stock being issued to TCI-Satellite pursuant to the Subscription Agreement simultaneously with the execution of this Agreement and the Conversion Stock and Reconciliation Stock issuable to TCI-Satellite pursuant to the conversion rights under the Loan Agreement or the Conversion Warrant is delineated as "common stock" of the same class as the Stock owned by LodgeNet, ResNet, LodgeNet, and TCI-Satellite intend that the Stock issued or issuable to TCI-Satellite as Initial Stock, Conversion Stock, and Reconciliation Stock shall be entitled to receive in the aggregate a preferential return of $40 million representing the investment by TCI-Satellite in the Initial Stock, Conversion Stock, and Reconciliation Stock, determined on a per share basis, in the form of a dividend upon a sale of all or substantially all of the assets of ResNet or, if not previously paid in the form of such a dividend, as a distribution upon a liquidation of ResNet, after payment of any debt, including intercompany debt, of ResNet but prior to any other distribution to the Stockholders in respect of their Stock. In order to effect the intent of the parties described in the preceding sentence, ResNet, LodgeNet, and TCI-Satellite agree to cause ResNet to amend its certificate of incorporation, in a form mutually agreed to by LodgeNet and TCI-Satellite, to cause the recapitalization of ResNet into Class A common stock and Class B common stock as soon as practicable and in no event later than 30 days after the date of this Agreement. The Class A common stock and Class B common stock shall have identical rights, privileges, and interests, except that the Class B common stock shall have the right to the preferential return described in the preceding provisions of this Section 13. Immediately upon the recapitalization of ResNet, the Stock held by LodgeNet shall be exchanged for Class A common stock and the Stock held by TCI-Satellite shall be exchanged for Class B common stock.

          (b) Simultaneously with effecting the recapitalization of ResNet, ResNet, LodgeNet, and TCI agree to execute and deliver amended and restated versions of the Transaction Documents that have been amended as appropriate to reflect the recapitalization of ResNet, including, without limitation, the addition of the preferential return associated with the Class B common stock in determining the consideration to be paid for the Stock of TCI-Satellite if TCI-Satellite is the Selling Stockholder pursuant to the Right of First Negotiation under Section 3(a) of this Agreement. ResNet, LodgeNet, and TCI-Satellite agree to negotiate in good faith and without delay to effect the recapitalization of ResNet and appropriate amendments to the Transaction Documents. If, however, such actions are not taken within 30 days after the date of this Agreement, TCI-Satellite will have a unilateral right to rescind the transactions contemplated by the Transaction Documents by written notice to ResNet, and ResNet agrees that it will immediately refund to TCI-Satellite the sum of $5,396,053, plus interest at the prime rate charged by The Bank of New York from and including the date of this Agreement to but not including the date of such payment by ResNet to TCI-Satellite, and the shares of Initial Stock shall be simultaneously canceled. TCI-Satellite shall have no obligation to honor any purchase order for Equipment under the Equipment Sale Agreement, including the Initial Purchase Order thereunder, until the recapitalization of ResNet and related actions described in this Section 13 are completed.

          (c) In connection with the negotiation regarding the recapitalization of ResNet and related amendments to the Transaction Documents described in the preceding provisions of this Section 13, ResNet, LodgeNet, and TCI-Satellite further agree to negotiate in good faith and without delay regarding whether an alternative structure would be more tax efficient than a recapitalization of ResNet while maintaining the economic terms contained in the Transaction Documents as they would be amended to take into account the proposed recapitalization of ResNet as described in the preceding provisions of this
Section 13 and to obtain the acknowledgement of LodgeNet's senior lender that the Borrower Bank Guaranty (as defined in the Loan Agreement) will not be amended to extend the liability of ResNet beyond the LodgeNet Debt (as defined in the Loan Agreement) without the consent of TCI Satellite.

14.       Agreement Regarding Amendment of Bylaws. If at any time the
          ---------------------------------------
Stockholders each own 50% of the issued and outstanding common stock of ResNet, ResNet and the Stockholders agree that ResNet's bylaws will be amended to provide that each of the Stockholders has the right to elect an equal number of members of ResNet's board of directors.

15.       Miscellaneous.
          -------------

          (a) Upon execution of this Agreement, all certificates for shares of the Stock owned by the Stockholders shall be returned to ResNet for endorsement with the following legend:

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ALSO ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN A STOCKHOLDERS' AGREEMENT DATED AS OF OCTOBER 21, 1996, A COPY OF WHICH IS ON FILE AND AVAILABLE FOR INSPECTION DURING NORMAL BUSINESS HOURS AT THE PRINCIPAL OFFICE OF THE CORPORATION, AND ANY ATTEMPTED TRANSFER IN VIOLATION OF THE TERMS OF SUCH STOCKHOLDERS' AGREEMENT IS VOID .

After the Stock certificates are so endorsed, they shall be returned to the Stockholders. All certificates of Stock which are issued or reissued during the term of this Agreement shall bear the same endorsement.

     (b) Except as expressly set forth herein, the fees and expenses (including the fees of any lawyers, accountants, investment bankers or others engaged by any Person) in connection with this Agreement will be paid by the Person incurring the same.

     (c) All documentation, notices, reports and correspondence under this Agreement shall be submitted and maintained in the English language. As used herein, the singular shall include the plural and the plural may refer to only the singular. The use of any gender shall be applicable to all genders. The captions contained herein are for purpose of convenience only and are not part of the Agreement. Unless otherwise specified, all references to Sections and Exhibits in this Agreement are references to Sections of, and Exhibits to, this Agreement.

     (d) If any portion or portions of this Agreement shall be deemed, for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable, and in effect, unless such remaining portion or portions are not reasonably adequate to accomplish the basic purposes and intent of the parties. The parties will negotiate in good faith to replace any invalid or unenforceable provision of this Agreement with an enforceable provision that accomplishes the original intent of the parties to the extent reasonably practicable.

     (e) This Agreement cannot be amended except by a written instrument signed by both Stockholders and ResNet.

     (f) Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision as to any future violations thereof, or prevent that party thereafter from enforcing each and every other provision of this Agreement. No waiver of any right or remedy hereunder shall be effective unless contained in a writing signed by the waiving party. The rights granted to the parties herein are cumulative and the waiver by a party of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

     (g) Termination or expiration of this Agreement for any reason shall not release either party from any liabilities or obligations set forth in this Agreement which the parties have expressly agreed shall survive any termination or expiration, or remain to be performed or by their nature would be intended to be applicable following any such termination or expiration.

     (h) This Agreement shall be governed and interpreted by the laws of the State of Delaware, without regard to its conflict of law rules. The parties agree that all litigation relating to this Agreement shall be brought in the state and federal courts of appropriate subject matter jurisdiction in Delaware and each party hereby submits itself to the non-exclusive in personam jurisdiction of such courts for purposes of any such litigation. Neither party shall object to venue in such courts on the grounds of an inconvenient forum or otherwise. In the event of any litigation between the parties relating to this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded by the court, its reasonable attorneys fees and all other costs of preparing for and participating in the litigation, including all appeals.

     (i) Neither party will be in default or otherwise liable for any delay in or failure of its performance under this Agreement where such delay or failure arises by reason of any act of God, acts of the common enemy, the elements, earthquake, floods, fires, epidemics, quarantine restrictions, riots, strikes, failure or delay in transportation, freight embargoes or other causes beyond its control.

     (j) This Agreement, together with any exhibits, schedules, appendices, and other attachments, expresses the understanding of the parties hereto and supersedes all prior agreements, whether oral or written, relating to the subject matters specifically expressed herein; provided, however, that the parties acknowledge that simultaneously with the execution of this Agreement they or their Affiliates are entering into the Loan Agreement, the Subscription Agreement, the Option Agreement, an Equipment Sale Agreement, a Signal Availability Agreement, and a Standstill Agreement, which documents are related to this Agreement in that they collectively document a transaction between the parties of which this Agreement is a part (collectively, the "Transaction Documents").

     (k) This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereof and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


RESNET COMMUNICATIONS, INC.         TCI SATELLITE ENTERTAINMENT,
                                    INC.



By:                                 By:
   ---------------------------         ---------------------------
Name:                               Name:
     -------------------------           -------------------------
Title:                              Title:
      ------------------------            ------------------------


LODGENET ENTERTAINMENT
CORPORATION



By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------